SLM Student Loan Trust 2005-2 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 2/15/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/15/05 *	Activity	3/31/2005

A	i	Portfolio Balance	$1,954,517,926.44	$(37,067,264.56)	$1,917,450,661.88
	ii	Interest to be Capitalized	19,624,548.57		21,542,887.10

	iii	Total Pool	$1,974,142,475.01		$1,938,993,548.98

	iv	Specified Reserve Account Balance	5,012,023.00		4,847,483.87
	vi	Total Adjusted Pool	$1,979,154,498.01		$1,943,841,032.85

B	i	Weighted Average Coupon (WAC)	3.200%		3.169%
	ii	Weighted Average Remaining Term	124.24		122.87
	iii	Number of Loans	621,523		611,223
	iv	Number of Borrowers	295,267		292,453
	v	Aggregate Outstanding Principal Balance - T-Bill	$194,785,247.65		$185,091,338.49
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,810,023,856.32		$1,753,902,210.49

						% of		% of
C	Notes			Spread	Balance 2/15/05	O/S Securities	Balance 4/25/05	O/S Securities

	i	A-1 Notes	78442GNR3	-0.020%	$450,000,000.00	22.224%	$386,091,547.15	19.689%
	ii	A-2 Notes	78442GNS1	0.010%	603,000,000.00	29.780%	603,000,000.00	30.750%
	iii	A-3 Notes	78442GNT9	0.040%	321,000,000.00	15.853%	321,000,000.00	16.370%
	iv	A-4 Notes	78442GNU6	0.080%	388,000,000.00	19.162%	388,000,000.00	19.786%
	v	A-5 Notes	78442GNV4	0.090%	202,111,000.00	9.981%	202,111,000.00	10.307%
	vi	B Notes	78442GNW2	0.170%	60,746,000.00	3.000%	60,746,000.00	3.098%

	vii	Total Notes			$2,024,857,000.00	100.000%	$1,960,948,547.15	100.000%

D	Reserve Account		2/15/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$5,012,023.00
	iii	Specified Reserve Acct Balance ($)	$5,012,023.00	$4,847,483.87
	iv	Reserve Account Floor Balance ($)	$2,004,809.00	$2,004,809.00
	v	Current Reserve Acct Balance ($)	$5,012,023.00	$4,847,483.87

E	Asset/Liability		2/15/2005	4/25/2005

	i	Total Adjusted Pool	$1,979,154,498.01	$1,943,841,032.85
	ii	Total Outstanding Balance Notes	$2,024,857,000.00	$1,960,948,547.15
	iii	Difference	$(45,702,501.99)	$(17,107,514.30)
	iv	Parity Ratio	0.97743	0.99128

* Section I.A. data as of 2/15/05, the settlement date. Section I.B. data as of 1/26/05, the statistical cutoff date

II. 2005-2 Transactions from: 2/16/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$68,200,502.14
	ii	Principal Collections from Guarantor	204,362.37
	iii	Principal Reimbursements	358,394.19
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$68,763,258.70

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$35,510.43
	ii	Capitalized Interest	(1,279,020.93)

	iii	Total Non-Cash Principal Activity	$(1,243,510.50)

C	Student Loan Principal Purchases		$(30,452,483.64)

D	Total Student Loan Principal Activity		$37,067,264.56

E	Student Loan Interest Activity
	i	Regular Interest Collections	$2,377,445.42
	ii	Interest Claims Received from Guarantors	1,130.92
	iii	Collection Fees/Returned Items	21,456.78
	iv	Late Fee Reimbursements	139,473.44
	v	Interest Reimbursements	5,115.59
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$2,544,622.15

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,185.38)
	ii	Capitalized Interest	1,279,020.93

	iii	Total Non-Cash Interest Adjustments	$1,276,835.55

	Student Loan Interest Purchases		$(255,384.18)

G	Total Student Loan Interest Activity		$3,566,073.52

H	Non-Reimbursable Losses During Collection Period		$0.00

I	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-2 Collection Account Activity 2/16/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$12,079,515.23
	ii	Consolidation Principal Payments	56,325,349.28
	iii	Reimbursements by Seller	57,689.13
	iv	Borrower Benefits Reimbursements	1,240.57
	v	Reimbursements by Servicer	1,861.73
	vi	Re-purchased Principal	297,602.76

	vii	Total Principal Collections	$68,763,258.70

B	Interest Collections
	i	Interest Payments Received	$2,094,624.89
	ii	Consolidation Interest Payments	283,951.45
	iii	Reimbursements by Seller	3.80
	iv	Borrower Benefits Reimbursements	978.29
	v	Reimbursements by Servicer	723.91
	vi	Re-purchased Interest	3,409.59
	vii	Collection Fees/Return Items	21,456.78
	viii	Late Fees	139,473.44

	ix	Total Interest Collections	$2,544,622.15

C	Other Reimbursements		$34,337.14

D	Reserves in Excess of the Requirement		$164,539.13

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$156,475.20

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$106.61

J	Initial Deposits into Collection Account		$5,205,000.00

K	TOTAL AVAILABLE FUNDS		$76,868,338.93

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(737,842.34)

L	NET AVAILABLE FUNDS		$76,130,496.59

M	Servicing Fees Due for Current Period		$1,472,165.00

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,492,165.00

IV. 2005-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	1/26/2005	3/31/2005	1/26/2005	3/31/2005	1/26/2005	3/31/2005	1/26/2005	3/31/2005	1/26/2005	3/31/2005
INTERIM:
In School
Current	2.775%	2.776%	275,647	43,990	44.350%	7.197%	$951,008,001.73	$140,051,259.98	47.885%	7.304%

Grace
Current	0.000%	2.775%	0	237,378	0.000%	38.837%	0.00	827,730,831.87	0.000%	43.168%

TOTAL INTERIM	2.775%	2.775%	275,647	281,368	44.350%	46.034%	$951,008,001.73	$967,782,091.85	47.885%	50.472%
REPAYMENT
Active
Current	3.668%	3.731%	200,013	167,512	32.181%	27.406%	$590,252,135.44	$470,892,084.27	29.720%	24.558%
31-60 Days Delinquent	3.481%	3.705%	34,889	14,512	5.613%	2.374%	104,005,693.28	39,373,433.93	5.237%	2.053%
61-90 Days Delinquent	3.567%	3.528%	16,515	17,068	2.657%	2.792%	42,558,657.76	44,612,342.24	2.143%	2.327%
91-120 Days Delinquent	3.585%	3.463%	10,838	15,974	1.744%	2.613%	26,304,316.72	44,289,817.10	1.324%	2.310%
> 120 Days Delinquent	3.723%	3.593%	8,148	19,966	1.311%	3.267%	21,747,406.29	48,692,797.92	1.095%	2.539%

Deferment
Current	3.094%	2.996%	35,327	47,706	5.684%	7.805%	112,507,648.13	145,947,632.53	5.665%	7.612%

Forbearance
Current	3.731%	3.630%	40,146	46,908	6.459%	7.674%	137,637,489.36	155,160,524.37	6.930%	8.092%

TOTAL REPAYMENT	3.590%	3.571%	345,876	329,646	55.650%	53.932%	$1,035,013,346.98	$948,968,632.36	52.115%	49.491%
Claims in Process (1)	0.000%	3.911%	0	209	0.000%	0.034%	$0.00	$699,937.67	0.000%	0.037%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.200%	3.169%	621,523	611,223	100.000%	100.000%	$1,986,021,348.71	$1,917,450,661.88	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2005-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.159%	352,375	$980,300,448.32	51.125%
- GSL — Unsubsidized	3.003%	236,839	819,938,510.01	42.762%
- PLUS Loans	4.392%	22,009	117,211,703.55	6.113%
- SLS Loans	0.000%	0	0.00	0.000%

- Total	3.169%	611,223	$1,917,450,661.88	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.137%	449,913	$1,542,793,909.94	80.461%
- Two Year	3.213%	106,682	244,573,356.28	12.755%
- Technical	3.466%	54,621	130,072,835.00	6.784%
- Other	3.087%	7	10,560.66	0.001%

- Total	3.169%	611,223	$1,917,450,661.88	100.000%

*Percentages may not total 100% due to rounding.

VI. 2005-2 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$5,534,302.96
B	Interest Subsidy Payments Accrued During Collection Period	2,027,092.86
C	SAP Payments Accrued During Collection Period	3,797,751.23
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	156,475.20
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$11,515,622.25

VII. 2005-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.005195029	2/15/05 — 4/25/05	2.71045%
B	Class A-2 Interest Rate	0.005252529	2/15/05 — 4/25/05	2.74045%
C	Class A-3 Interest Rate	0.005310029	2/15/05 — 4/25/05	2.77045%
D	Class A-4 Interest Rate	0.005386696	2/15/05 — 4/25/05	2.81045%
E	Class A-5 Interest Rate	0.005405863	2/15/05 — 4/25/05	2.82045%
F	Class B Interest Rate	0.005559196	2/15/05 — 4/25/05	2.90045%

VIII. 2005-2 Inputs From Initial Period 2/15/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,954,517,926.44
	ii	Interest To Be Capitalized	19,624,548.57

	iii	Total Pool	$1,974,142,475.01
	iv	Specified Reserve Account Balance	5,012,023.00

	vi	Total Adjusted Pool	$1,979,154,498.01

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$2,024,857,000.00

D	Note Balance 2/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$450,000,000.00	$603,000,000.00	$321,000,000.00	$388,000,000.00	$202,111,000.00	$60,746,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$5,012,023.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2005-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$76,130,496.59	$76,130,496.59

B	Primary Servicing Fees-Current Month		$1,472,165.00	$74,658,331.59

C	Administration Fee		$20,000.00	$74,638,331.59

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$2,337,763.12	$72,300,568.47
	ii	Class A-2	$3,167,275.09	$69,133,293.38
	iii	Class A-3	$1,704,519.36	$67,428,774.02
	iv	Class A-4	$2,090,037.98	$65,338,736.04
	v	Class A-5	$1,092,584.28	$64,246,151.76

	vi	Total Class A Interest Distribution	$5,505,038.21

E	Class B Noteholders’ Interest Distribution Amount		$337,698.91	$63,908,452.85

F	i	Class A-1	$63,908,452.85	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00

	vi	Total Class A Principal Distribution	$63,908,452.85

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

X. 2005-2 Distributions and Account Reconciliations

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$2,337,763.12	$3,167,275.09	$1,704,519.36	$2,090,037.98	$1,092,584.28	$337,698.91
	ii	Quarterly Interest Paid	2,337,763.12	3,167,275.09	1,704,519.36	2,090,037.98	1,092,584.28	337,698.91

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$81,015,967.15	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	63,908,452.85	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$17,107,514.30	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$66,246,215.97	$3,167,275.09	$1,704,519.36	$2,090,037.98	$1,092,584.28	$337,698.91

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$2,024,857,000.00
	ii	Adjusted Pool Balance 3/31/05	1,943,841,032.85

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$81,015,967.15

	iv	Adjusted Pool Balance 2/15/05	$1,979,154,498.01
	v	Adjusted Pool Balance 3/31/05	1,943,841,032.85

	vi	Current Principal Due (iv-v)	$35,313,465.16
	vii	Notes Issued Exceeding Adjusted Pool Balance	45,702,501.99

	viii	Principal Distribution Amount (vi + vii)	$81,015,967.15

	ix	Principal Distribution Amount Paid	$63,908,452.85

	x	Principal Shortfall (viii - ix)	$17,107,514.30

C		Total Principal Distribution	$63,908,452.85
D		Total Interest Distribution	10,729,878.74

E		Total Cash Distributions	$74,638,331.59

				Paydown
F Note Balances			2/15/2005	Factor	4/25/2005
i	A-1 Note Balance	78442GNR3	$450,000,000.00		$386,091,547.15
	A-1 Note Pool Factor		1.000000000	(0.142018784)	0.857981216

ii	A-2 Note Balance	78442GNS1	$603,000,000.00		$603,000,000.00
	A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

iii	A-3 Note Balance	78442GNT9	$321,000,000.00		$321,000,000.00
	A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

iv	A-4 Note Balance	78442GNU6	$388,000,000.00		$388,000,000.00
	A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

v	A-5 Note Balance	78442GNV4	$202,111,000.00		$202,111,000.00
	A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

vi	B Note Balance	78442GNW2	$60,746,000.00		$60,746,000.00
	B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Account Reconciliations
	Reserve Account			Supplemental Loan Purchase Account
	i	Beginning of Period Balance	$5,012,023.00	i	Beginning Balance	$0.00
	ii	Deposits to correct Shortfall	$0.00	ii	Deposits	$30,666,628.96
	iii	Total Reserve Account Balance Available	$5,012,023.00	iii	Supplemental Loan Purchases	$(30,666,522.35)
	iv	Required Reserve Account Balance	$4,847,483.87	iv	Transfers to Collection Account	$(106.61)

				v	Ending Balance	$0.00
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$164,539.13
	vii	Ending Reserve Account Balance	$4,847,483.87

XI. 2005-2 Historical Pool Information

			2/15/05-3/31/05

Beginning Student Loan Portfolio Balance			$1,954,517,926.44

	Student Loan Principal Activity
	i	Regular Principal Collections	$68,200,502.14
	ii	Principal Collections from Guarantor	204,362.37
	iii	Principal Reimbursements	358,394.19
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$68,763,258.70
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$35,510.43
	ii	Capitalized Interest	(1,279,020.93)

	iii	Total Non-Cash Principal Activity	$(1,243,510.50)

	Student Loan Principal Purchases		$(30,452,483.64)

(-)	Total Student Loan Principal Activity		$37,067,264.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,377,445.42
	ii	Interest Claims Received from Guarantors	1,130.92
	iii	Collection Fees/Returned Items	21,456.78
	iv	Late Fee Reimbursements	139,473.44
	v	Interest Reimbursements	5,115.59
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$2,544,622.15

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,185.38)
	ii	Capitalized Interest	1,279,020.93

	iii	Total Non-Cash Interest Adjustments	$1,276,835.55

	Student Loan Interest Purchases		$(255,384.18)

	Total Student Loan Interest Activity		$3,566,073.52

(=)	Ending Student Loan Portfolio Balance		$1,917,450,661.88
(+)	Interest to be Capitalized		$21,542,887.10

(=)	TOTAL POOL		$1,938,993,548.98

(+)	Reserve Account Balance		$4,847,483.87

(=)	Total Adjusted Pool		$1,943,841,032.85

XII. 2005-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-05	$1,938,993,549	10.37%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.